INDEPENDENT CONSULTANT AGREEMENT

                  THIS AGREEMENT is made and entered into at Tacoma, Washington this 11th day of December 2003 by and between Aptus Corp., a Delaware corporation (hereinafter referred to as "Aptus"), and Marianne Grimaldi, an individual (hereinafter referred to as "Consultant").

                  This Agreement is made with reference to the following facts and objectives:

                                    RECITALS

                  WHEREAS, Aptus core business includes Software Solutions and proprietary technology; and

                  WHEREAS, Consultant is known by Aptus to possess the knowledge of the relevant software; and

                  WHEREAS, Consultant desires to invest a substantial portion of his time and energies to help Aptus meet these goals and Aptus desires to engage Consultant's services; and

                  WHEREAS, Aptus and Consultant desire to enter into this agreement whereby Consultant will furnish services to Aptus, and Aptus will compensate Consultant, on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the foregoing and the covenants and premises hereinafter set forth to be performed hereunder, and intending to be legally bound, the parties agree as follows:

                                    AGREEMENT

                                        2

         1. ENGAGEMENT OF CONSULTANT. Aptus hereby retains the services of Consultant, and Consultant hereby accepts its engagement, to act as consultant on such projects as Aptus and Consultant shall mutually determine on the terms and conditions set forth in this agreement.

         2. NON-EXCLUSIVE SERVICES. Consultant will devote a significant part of his productive time and energy to the business of Aptus as reasonably necessary to perform the services described in this agreement. During the term of this agreement, Consultant may provide consulting services to other clients in businesses that may indirectly compete with Aptus. The parties recognize that the demands on Consultant's time to adequately perform the services hereunder will vary from time to time according to each project. Consultant will both use its best efforts to communicate with the Aptus management regarding any demands on Consultant's time or availability to the extent that the same can reasonably be anticipated. Consultant shall be required to devote at least one-third but no more than one-half of Consultant's productive time and energy to the business of Aptus.

         3. TERM. The term of this agreement is for 3 months commencing December 11, 2003 and ending March 11, 2004. This agreement shall automatically renew for additional successive term(s) of 3 months unless either party notifies the other party in writing not less than thirty (30) days prior to the end of the term, including any extensions thereof, of said party's intent not to renew.

         4. COMPENSATION OF CONSULTANT.

                  A. CONSULTANT'S EXPENSES. Aptus shall pay all expenses incurred by Consultant in representing Aptus.

                  B. CONSULTING FEE. Aptus shall pay to Consultant a consulting fee during the term of this agreement of $5,500 per month.

         5. STATUS OF CONSULTANT AS INDEPENDENT CONTRACTOR. Consultant shall perform his services hereunder as an independent contractor. Consultant shall not be deemed an Employee of Aptus for any purpose. Aptus is interested only in the results obtained by Consultant and, with the exception of general policy statements and regulations adopted by Aptus from time to time respecting the conduct of business hereunder, implemented for the purpose of insuring satisfactory performance of this Agreement and the preservation of the Aptus goodwill, Aptus shall have no control over the manner or means by which Consultant performs its services under this Agreement. Consultant shall have the obligation to supervise and control the persons hired or engaged by it and Consultant shall be solely responsible for the acts of its agents and/or Consultants. Consultant warrants and represents that all persons hired or engaged by Consultant shall be subject to each and all of the terms, provisions and conditions of this Agreement applying to Consultant. Consultant shall have, as between the parties, the exclusive right to select, engage, and fix the compensation of or discharge its agents and/or Consultants and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labor, wage-hours, workers compensation, unemployment compensation or insurance, social security and other federal, state, and municipal laws and regulations. Consultant shall not list the offices of Aptus as Consultant's place of business.

         6. LIMITATION OF AUTHORITY. Consultant's authority is strictly limited to the terms of this engagement as set forth in this agreement. Except as expressly provided herein, Consultant shall have no right or power to enter into a contract or commitment on behalf of Aptus or to bind or obligate or to incur obligations or liabilities on behalf of Aptus in any manner unless such authority is expressly granted in a writing duly executed by and on behalf of Aptus. Without limiting the generality of the foregoing, neither party shall have any authority to employ or engage the services of any person on behalf of the other.

         7. COMPLIANCE WITH LAWS. In performing its duties hereunder, Consultant and Aptus shall each shall comply with all applicable laws, ordinances, codes, regulations or orders as may be in effect in each jurisdiction in which services are performed, whether municipal, county, state or federal.

         8. CONFIDENTIALITY. During the performance of services under this agreement, Consultant will receive information regarding the Company's business, including, but not limited to, information about the Company's products, processes, know-how, designs, customers, customer lists, business plans, marketing plans and strategies, strategic partners, price lists and pricing strategies, and other subject matter pertaining to the business of Aptus and its clients, licensees and affiliates. Consultant acknowledges that such information constitutes valuable trade secrets belonging to Aptus and Consultant agrees to keep all such information confidential, except as Aptus may otherwise consent in writing, and not to disclose, or make any use of such confidential information (other than for the benefit of Aptus) at any time either during or subsequent to Consultant's engagement under this agreement. Upon termination of this agreement, Consultant shall account for and surrender to Aptus all records, samples, displays, books, price lists, customer lists and all computer files, recording tapes, transcriptions, notebooks, or other media containing any information which is confidential and proprietary to Aptus, and all other property or things of value belonging to Aptus in Consultant's possession or under Consultant's control. The confidentiality provisions herein do not apply to information which Consultant can show by prior written documents (i) was in the public domain or publicly known or available prior to the date of disclosure, (ii) becomes generally available to the public other than as a result of a disclosure by Consultant, or its Consultants, agents, advisors, representative, and affiliates, or (iii) becomes available to Consultant on a non-confidential basis from a source other than any party named in this Agreement, or their respective advisors, provided that such sources are not known by Consultant to be bound by a confidentiality agreement with or obligation of secrecy to any party with respect to such information.

         9. WORK PRODUCT PROPRIETARY TO APTUS. All ideas, concepts, themes, designs, works of art, compositions, inventions, processes, improvements or other creations of Consultant, its agents or Consultants, conceived, produced, or developed for Aptus pursuant to this agreement, either individually or jointly in collaboration with others, shall belong to and be the sole and exclusive property of Aptus. Consultant shall cooperate with any efforts by Aptus to obtain copyrights, trademarks, patents, or any other form of protection of intellectual property, including, upon the Company's request, assisting in completing and executing applications for registration of the work with the appropriate office or agency.

         10. ARBITRATION. The Consultant and the Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

         11.      MISCELLANEOUS.

                  A. NO ASSIGNMENT. The services of Consultant under this agreement are unique and of unusual value to Aptus based on the personal skills and expertise possessed by Consultant and its key Consultants. Consultant shall not assign this agreement or its rights hereunder without the written consent of Aptus. Aptus shall not assign this agreement or its rights hereunder without the written consent of Consultant.

                  B. GOVERNING LAW. The laws of the State of Washington applicable to contracts made and to be performed in the State of Washington shall govern in any dispute arising out of or under this appointment by Aptus.

                  C. HOLD HARMLESS. Each party shall indemnify and hold the other harmless from and against any and all liability, loss, costs, expenses, including without limitation reasonable attorneys' fees and costs of suit, or damages however caused by reason of any injury (whether to body, property, or personal of business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of said party or any of its Consultants, agents or representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act(s), omission, or negligence.

                  D. NOTICES. Any notices to be given pursuant to this agreement by either party shall be in writing and shall be deemed given as follows:

                  (a) when personally delivered to the intended recipient;

                  (b) when sent by certified or registered mail, upon the date on which a return receipt was signed by the intended recipient;

                  (c) twenty-four (24) hours after deposit for next day delivery, properly addressed, postage and/or fees prepaid or charged to the sender's account, with the United States Postal Service Express Mail, Federal Express, United Parcel Service, DHL WorldWide Express, Airborne Express, or other equivalent carrier (unless said twenty-four hour period expires on a Sunday or legal holiday, in which case Notice shall be deemed given forty-eight
(48) hours after deposit with a carrier named above);

                  (d) when transmitted by electronic means, and such transmission is electronically confirmed by the intended recipient as having been received; or

                  (e) when transmitted or delivered by any of the means described in Section 11.D(a) through (d), and the party accepting or signing for said delivery or confirming receipt thereof at the home or office of the intended recipient is a party whom the sender has reason to believe will promptly communicate the notice to the recipient.

         For purposes of mail or overnight delivery, a properly addressed notice shall be addressed as follows:

         To Aptus Corp.:
             John P. Gorst, Chief Executive Officer
             1127 Broadway Plaza #203
             Tacoma, WA  98402
             FAX  (253)-722-7605


         To Consultant:



                  E. WAIVER OF BREACH. The waiver by Aptus or Consultant of the breach of any provision of this agreement by the other party, or the failure to exercise any right granted under this agreement shall not operate or be construed as the waiver of any subsequent breach by the other party or the waiver of the right to exercise any such right in the future.

                  F. ENTIRE AGREEMENT. This agreement, together with any promotion orders executed by the parties pursuant to this agreement, sets forth the entire understanding and agreement between the parties with respect to the services to be performed for Aptus by Consultant. No modification or amendment to any of the provisions of this agreement shall have any force or effect unless in writing and signed by both parties.

                  G. BINDING EFFECT. Subject to the restriction upon assignment by Consultant contained in paragraph 12.A hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

                  H. TITLES. The headings or titles to the paragraphs of this appointment are intended for convenience only and shall have no effect upon the construction or interpretation of any part of this Agreement.

                  I. ATTORNEYS' FEES. In the event that any arbitration shall be commenced by either party arising out of the interpretation or enforcement of this agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit incurred therein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day first above written.

                                    APTUS CORP.



                                    By:______________________________________
                                         Joanie C. Mann, Vice President




                                    CONSULTANT

                                    By:_____________________________________


                                    Name:___________________________________